Exhibit 99.1

Cognex Reports Third Quarter 2022 Results

NATICK, Mass.--(BUSINESS WIRE)--November 3, 2022--Cognex Corporation (NASDAQ: CGNX) today reported financial results for the third quarter of 2022. Table 1 below shows selected financial data for Q3-22 compared with Q3-21 and Q2-22, and for the nine months of 2022 compared with the same period in 2021.

Table 1
(Dollars in thousands, except per share amounts)
	Revenue	Net Income	Net Income per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q3-22	$209,622	$33,980	$0.19	$0.21
Prior year’s quarter: Q3-21	$284,848	$78,900	$0.44	$0.40
Change: Q3-21 to Q3-22	(26)%	(57)%	(57)%	(48)%
Prior quarter: Q2-22	$274,628	$58,901	$0.34	$0.41
Change: Q2-22 to Q3-22	(24)%	(42)%	(44)%	(49)%
Year-to-Date Comparisons
Nine months ended Oct. 2, 2022	$766,657	$160,214	$0.91	$1.03
Nine months ended Oct. 3, 2021	$793,033	$226,346	$1.26	$1.19
Change from first nine months of 2021 to first nine months of 2022	(3)%	(29)%	(28)%	(13%)

*Non-GAAP net income per diluted share excludes a loss from fire, net of tax benefit, for the quarterly periods of Q3-22 and Q2-22 and discrete tax adjustments in all periods presented. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

“We expected the third quarter would be difficult for Cognex,” said Robert J. Willett, Chief Executive Officer of Cognex. “Two challenges in the business―the June fire at our primary contract manufacturer’s site that destroyed a large amount of our component inventory and the slowdown in capacity expansion for e-commerce fulfillment by certain customers—lowered revenue significantly on both a year-on-year and sequential basis.”

Mr. Willett continued, “While we believe that overcapacity in logistics will dampen our results again in Q4, we replenished our inventory positions following the fire more quickly than we anticipated, and we believe that business disruption is behind us. The leadership team and I are grateful for the perseverance demonstrated by Cognoids and our suppliers as we worked through a difficult situation.”

Details of the Quarter

Statement of Operations Highlights – Third Quarter of 2022

  Revenue decreased by 26% from Q3-21 and by 24% from Q2-22 (revenue decreased by 21% and 22%, respectively, in constant currency). The decline both year-on-year and sequentially in constant currency was due to the slowing of large customer projects in logistics for new fulfillment centers. In addition, the business disruption caused by the June fire that destroyed a large portion of the company’s component inventory reduced revenue broadly across end markets in Q3-22.
  Gross margin was 73% for Q3-22 compared to 70% for Q3-21 and 72% for Q2-22. The increase in gross margin year-on-year was due to a more favorable revenue mix in Q3-22, partially offset by the unfavorable impact of currency exchange rates on revenue.
  Research, Development, & Engineering (RD&E) expenses decreased by 2% from Q3-21 and were flat with Q2-22. Incentive compensation in Q3-22 was lower on both a year-on-year and sequential basis, reflecting the reduced revenue level. The company also benefited from a favorable impact of currency exchange rates. The lower expenses were partially offset by the company’s investment in engineering resources and higher stock-based compensation.
  Selling, General & Administrative (SG&A) expenses decreased by 2% from Q3-21 and 6% from Q2-22. As with RD&E, the company benefited in Q3-22 from lower incentive compensation and a favorable impact of currency exchange rates. These savings were partially offset by higher personnel-related costs (including additional sales headcount and stock-based compensation) and travel expenses.
  Cognex recorded pre-tax charges of $2.9 million and $17.4 million in Q3-22 and Q2-22, respectively, related to the June 2022 fire at the company’s primary contract manufacturer. In particular, the charge in Q2-22 consisted of gross losses totaling $44.9 million for the write-off of company assets that were destroyed or abandoned in the fire less estimated insurance recoveries of $27.5 million. Insurance proceeds received by Cognex in Q4-22 were slightly higher at $27.6 million.
  The effective tax rate was 14% in Q3-22, 11% in Q3-21, and 9% in Q2-22. All periods presented include varying discrete tax benefits or expenses, which are summarized in Exhibit 2. Excluding these discrete tax items, the effective tax rate was 16% in Q3-22 and Q2-22 compared to 18% in Q3-21. The decrease year-on-year was due to more of the company’s profits being earned and taxed in lower-tax jurisdictions in 2022 and lower state taxes.

Balance Sheet Highlights – October 2, 2022

  Cognex’s financial position as of October 2, 2022 continued to be strong, with $818 million in cash and investments and no debt (following significant cash outflows to replenish inventory destroyed in the June fire). In the first nine months of 2022, Cognex generated $177 million in cash from operations. During the nine-month period, the company spent $178 million to repurchase its common stock and paid $34 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock pursuant to its existing stock repurchase program, subject to market conditions and other relevant factors.
  Accounts receivable decreased by $34 million, or 26% from the end of 2021, and reflected the lower revenue level in Q3-22.

Financial Outlook – Q4 2022

  Cognex expects revenue for Q4-22 will be between $235 million and $255 million. At the mid-point, this range represents an increase sequentially due to improved production lead times relative to Q3-22. On a year-on-year basis, the company expects revenue will be roughly flat at the mid-point due to growth from the broader market being offset by lower spending on large projects in logistics and a roughly 10-basis point unfavorable impact of currency exchange rates.
  Gross margin for Q4-22 is expected to be in the low-70% range and reflect the significant premiums the company has been paying to procure components previously destroyed by the fire.
  The combined total of expenses for RD&E and SG&A, which excludes the loss from the fire, is expected to increase by low-single digits on a sequential basis due to higher incentive compensation as compared to Q3-22.
  The effective tax rate is expected to be 16%, excluding discrete tax items.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare results over multiple periods using the same methodology that management employs in its budgeting process and in its review of operating results. Non-GAAP presentations exclude certain one-time discrete events, such as a fire loss and discrete tax adjustments (because these costs are outside of Cognex’s normal business operations and not used by management to assess Cognex’s operating results). Cognex also uses results on a constant-currency basis as one measure to evaluate its performance and compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  We estimate the tax effect of items identified in the reconciliation by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, we estimate the tax effect by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. EDT today and will be available until 11:59 p.m. EDT on Sunday, November 6, 2022. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13733415.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: https://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors, and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 3 million image-based products, representing over $9 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance and financial targets, the expected impact of the fire at our primary contract manufacturer's warehouse on our assets, business and results of operations and related insurance recoveries, customer demand and order rates and timing of related revenue, managing supply shortages, delivery lead times, future product mix, research and development activities, sales and marketing activities, new product offerings and product development activities, capital expenditures, investments, liquidity, dividends and stock repurchases, strategic and growth plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the reliance on key suppliers such as our primary contract manufacturer to manufacture and deliver quality products; (2) delays in the delivery of our products, the failure to meet delivery schedules, and resulting customer dissatisfaction or loss of sales; (3) the inability to obtain, or the delay in obtaining, components for our products at reasonable prices; (4) the failure to effectively manage product transitions or accurately forecast customer demand; (5) the inability to manage disruptions to our distribution centers or to our key suppliers; (6) the inability to design and manufacture high-quality products; (7) the impact, duration, and severity of the COVID-19 pandemic, including the availability and effectiveness of vaccines as well as government lockdowns; (8) the loss of, or curtailment of purchases by, large customers in the logistics or consumer electronics industries; (9) information security breaches; (10) the inability to protect our proprietary technology and intellectual property; (11) the inability to attract and retain skilled employees and maintain our unique corporate culture; (12) the technological obsolescence of current products and the inability to develop new products; (13) the failure to properly manage the distribution of products and services, including the management of lead times and delivery dates; (14) the impact of competitive pressures; (15) the challenges in integrating and achieving expected results from acquired businesses; (16) potential disruptions in our business systems; (17) potential impairment charges with respect to our investments or acquired intangible assets; (18) exposure to additional tax liabilities; (19) fluctuations in foreign currency exchange rates and the use of derivative instruments; (20) unfavorable global economic conditions, including increases in interest rates and high inflation rates; (21) business disruptions from natural or man-made disasters, such as fire, or public health issues; (22) economic, political, and other risks associated with international sales and operations, including the impact of the war in Ukraine; and (23) our involvement in time-consuming and costly litigation; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021 and Form 10-Q for the fiscal quarter ended October 2, 2022. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1
COGNEX CORPORATION
Statements of Operations
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Revenue	$209,622	$274,628	$284,848	$766,657	$793,033
Cost of revenue (1)	57,383	78,143	85,712	214,316	208,189
Gross margin	152,239	196,485	199,136	552,341	584,844
Percentage of revenue	73%	72%	70%	72%	74%
Research, development, and engineering expenses (1)	33,954	33,991	34,476	103,999	99,883
Percentage of revenue	16%	12%	12%	14%	13%
Selling, general, and administrative expenses (1)	75,371	79,950	77,113	236,156	226,380
Percentage of revenue	36%	29%	27%	31%	29%
Loss from fire	2,891	17,403	—	20,294	—
Operating income	40,023	65,141	87,547	191,892	258,581
Percentage of revenue	19%	24%	31%	25%	33%
Foreign currency gain (loss)	(1,880)	(2,043)	(586)	(4,367)	(2,233)
Investment and other income	1,202	1,317	1,623	3,939	4,605
Income before income tax expense	39,345	64,415	88,584	191,464	260,953
Income tax expense	5,365	5,514	9,684	31,250	34,607
Net income	$33,980	$58,901	$78,900	$160,214	$226,346
Percentage of revenue	16%	21%	28%	21%	29%

Net income per weighted-average common and common-equivalent share:
Basic	$0.20	$0.34	$0.45	$0.92	$1.28
Diluted	$0.19	$0.34	$0.44	$0.91	$1.26

Weighted-average common and common-equivalent shares outstanding:
Basic	173,256	173,507	176,812	173,640	176,572
Diluted	174,327	174,993	180,342	175,233	180,109

Cash dividends per common share	$0.065	$0.065	$0.060	$0.195	$0.180
Cash and investments per common share	$4.73	$4.54	$5.57	$4.73	$5.57
Book value per common share	$8.03	$8.02	$8.44	$8.03	$8.44

(1) Amounts include stock-based compensation expense, as follows:
Cost of revenue	$468	$482	$366	$1,513	$965
Research, development, and engineering	4,209	3,851	3,091	12,508	10,158
Selling, general, and administrative	8,689	8,664	7,157	27,398	22,230
Total stock-based compensation expense	$13,366	$12,997	$10,614	$41,419	$33,353

Exhibit 2
COGNEX CORPORATION
Reconciliation of Selected Items from GAAP to Non-GAAP
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Per share impact of loss from fire
Loss from fire	$2,891	$17,403	$—	$20,294	$—
Tax benefit from loss on fire	(928)	(2,440)	—	(3,368)	—
Loss from fire, net of tax benefit	$1,963	$14,963	$—	$16,926	$—
Per share impact of loss from fire, net of tax benefit	0.01	0.09	—	0.10	—

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	174,327	174,993	180,342	175,233	180,109

Loss from fire and discrete tax adjustments reconciliation
Operating income (GAAP)	$40,023	$65,141	$87,547	$191,892	$258,581
Percentage of revenue (GAAP)	19%	24%	31%	25%	33%
Loss from fire	2,891	17,403	—	20,294	—
Operating income (Non-GAAP)	$42,914	$82,544	$87,547	$212,186	$258,581
Percentage of revenue (Non-GAAP)	20%	30%	31%	28%	33%

Net income (GAAP)	$33,980	$58,901	$78,900	$160,214	$226,346
Loss from fire, net of tax benefit	1,963	14,963	—	16,926	—
Discrete tax (benefit) expense related to stock-based compensation	131	59	(3,250)	307	(9,888)
Discrete tax (benefit) expense related to tax return filings and other	(133)	(2,411)	(3,012)	3,677	(2,477)
Net income (Non-GAAP)	$35,941	$71,512	$72,638	$181,124	$213,981
Percentage of revenue (Non-GAAP)	17%	26%	26%	24%	27%

Net income per diluted weighted-average common and common-equivalent share (GAAP)	$0.19	$0.34	$0.44	$0.91	$1.26
Per share impact of Non-GAAP adjustments identified above	0.02	0.07	(0.04)	0.12	(0.07)
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.21	$0.41	$0.40	$1.03	$1.19

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	174,327	174,993	180,342	175,233	180,109

Effective tax rate reconciliation
Income before income tax expense (GAAP)	$39,345	$64,415	$88,584	$191,464	$260,953

Income tax expense (GAAP)	$5,365	$5,514	$9,684	$31,250	$34,607
Effective tax rate (GAAP)	14%	9%	11%	16%	13%

Tax adjustments:
Discrete tax benefit related to loss from fire	928	2,440	—	3,368	—
Discrete tax benefit (expense) related to stock-based compensation	(131)	(59)	3,250	(307)	9,888
Discrete tax benefit (expense) related to tax return filings and other	133	2,411	3,012	(3,677)	2,477
Total discrete tax adjustments	$930	$4,792	$6,262	$(616)	$12,365

Income tax expense (Non-GAAP)	$6,295	$10,306	$15,946	$30,634	$46,972
Effective tax rate (Non-GAAP)	16%	16%	18%	16%	18%

Exhibit 3
COGNEX CORPORATION
Balance Sheets
(Unaudited)
Dollars in thousands

	October 2, 2022	December 31, 2021
Assets
Cash and investments	$817,632	$907,364
Accounts receivable	96,292	130,348
Inventories	108,553	113,102
Property, plant, and equipment	79,425	77,546
Operating lease assets	31,514	23,157
Goodwill and intangible assets	246,929	253,601
Deferred tax assets	405,136	418,570
Other assets	114,755	79,974

Total assets	$1,900,236	$2,003,662

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$86,335	$136,483
Deferred revenue and customer deposits	54,777	35,743
Operating lease liabilities	33,371	25,581
Income taxes	57,267	66,517
Deferred tax liabilities	259,950	293,769
Other liabilities	19,316	15,476
Shareholders' equity	1,389,220	1,430,093

Total liabilities and shareholders' equity	$1,900,236	$2,003,662

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com